Exhibit 10.3

After Recording Return To:

Nova Energy, Inc.

2520 South Third Street #206

Louisville, Kentucky 40208

Above Space for Recorder’s use only

MORTGAGE

THIS AGREEMENT, made April 5, 2010, between Tonaquint, Inc., a Utah corporation, with its principal office at 303 East Wacker Drive, Suite 311, Chicago, Illinois 60601 (“Mortgagor”), and Nova Energy, Inc. a Nevada corporation, with its principal office at 2520 South Third Street #206, Louisville, Kentucky 40208 (“Mortgagee”), witnesseth:

THAT WHEREAS the Mortgagor is justly indebted to the Mortgagee pursuant to the terms of that certain Mortgage Note #1, Mortgage Note #2, Mortgage Note #3, Mortgage Note #4, and Mortgage Note #5, each dated April 5, 2010 (each a “Note” and collectively, the “Notes”), in the aggregate principal sum of One Million Dollars ($1,000,000.00), each Note payable to the order of and delivered to the Mortgagee, in and by which the Mortgagor promises to pay the said aggregate principal sum and interest at the rate provided in the Notes, with a lump sum payment of the principal and accrued interest of each Note due and payable as set forth in each of the Notes. All of said principal and interest are made payable at such place as the holders of the Notes may, from time to time, in writing appoint, and in absence of such appointment, then at the office of the Mortgagee at 2520 South Third Street #206, Louisville, Kentucky 40208.

NOW, THEREFORE, the Mortgagor to secure the payment of the said principal sum of money and said interest in accordance with the terms, provisions and limitations of the Notes, and the performance of the covenants and agreements therein contained, by the Mortgagor to be performed, and also in consideration of the sum of One Dollar in hand paid, the receipt whereof is hereby acknowledged, does by these presents CONVEY AND WARRANT unto the Mortgagee, and the Mortgagee’s successors and assigns, the following described Real Estate and all of its estate, right, title and interest therein, situate, lying and being in the CITY OF ARLINGTON HEIGHTS, COUNTY OF COOK, STATE OF ILLINOIS, to wit:

PARCEL ONE:

That part of the Southwest quarter of the Northeast quarter of Section 7, Township 42 North, Range 11, East of the Third Principal Meridian, bounded by a line described as follows:

Commencing at the Southwest corner of said Southwest quarter of the Northeast quarter of Section 7; thence East along the South line of the said Southwest quarter of the Northeast quarter of Section 7, a distance of 128.79 feet to the West line of Kennicott Avenue; thence North and West along the said West line of Kennicott Avenue, the following three courses, North and West along a curved line, convex to the East and having a radius of 351.76 feet for a distance of 173.75 feet, arc measure, to a point of tangent; thence Northwesterly tangent with the last described curved line, 81.96 feet to a point of curve; thence North and West along a curved line, convex to the West and having a radius of 390.00 feet, a distance of 193.80 feet to a point of tangent, said point being a point on the West line of the said Southwest quarter of the Northeast quarter, 425.00 feet North of the Southwest corner thereof and thence South along said West line of the Southwest quarter of the Northeast quarter, 425.00 feet to the place of beginning, in Cook County, Illinois.

PARCEL TWO:

The East 80.0 feet of the North 198.0 feet of the South 200.60 feet of the Northwest quarter of Section 7, Township 42 North, Range 11, East of the Third Principal Meridian, in Cook County, Illinois.

which, with the property hereinafter described, is referred to herein as the “premises,”

Permanent Real Estate Index Numbers: 03-07-100-017 and 03-07-200-007

Addresses of Real Estate: 3050-3060 North Kennicott Avenue, Arlington Heights, Illinois 60004

TOGETHER with all improvements, tenements, easements, fixtures, and appurtenances thereto belonging, and all rents, issues and profits thereof for so long and during all such times as Mortgagor may be entitled thereto (which are pledged primarily and on a parity with said real estate and not secondarily) and all apparatus, equipment or articles now or hereafter therein or thereon used to supply heat, gas, air conditioning, water, light, power, refrigeration (whether single units or centrally controlled), and ventilation, including (without restricting the foregoing), screens, window shades, storm doors and windows, floor coverings, awnings, stoves and water heaters, if any. All of the foregoing are declared to be a part of said real estate whether physically attached thereto or not, and it is agreed that all similar apparatus, equipment or articles hereafter placed in the premises by Mortgagor or its successors or assigns shall be considered as constituting part of the real estate.

TO HAVE AND TO HOLD the premises unto the Mortgagee, and the Mortgagee’s successors and assigns, forever, for the purposes, and upon the uses herein set forth, free from all rights and benefits under and by virtue of the Homestead Exemption Laws of the State of Illinois, which said rights and benefits the Mortgagor does hereby expressly release and waive.

The name of the record owner is: Tonaquint, Inc.

This mortgage consists of six pages. The covenants, conditions and provisions appearing on pages 4, 5 and 6 are incorporated herein by reference and are apart hereof and shall be binding on Mortgagor, its heirs, successors and assigns.

Witness the hand of Mortgagor the day and year first above written.

TONAQUINT, INC.

By: /s/ John M. Fife

John M. Fife, President

State of Illinois, County of ______________ ss.

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John M. Fife, president of Tonaquint, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed, sealed and delivered the said instrument as his own free and voluntary act, for the uses and purposes therein set forth, including the release and waiver of the right of homestead.

Given under my hand and official seal, this ___day of __________________ 2010.

Commission expires ______________

_____________________________________________

NOTARY PUBLIC

This instrument was prepared by __________________________________________________________

(Name and Address)

THE COVENANTS, CONDITIONS AND PROVISIONS REFERRED TO ON PAGE 2

1.

Mortgagor shall (1) promptly repair, restore or rebuild any buildings or improvements now or hereafter on the premises which may become damaged or be destroyed; (2) keep said premises in good condition, and repair, without waste and free from mechanic’s or other liens or claims for lien not expressly subordinated to the lien thereof; (3) pay when due any indebtedness which may be secured by a lien or charge on the premises superior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such prior lien to the Mortgagee; (4) complete within a reasonable time any building or buildings now or at any time in process of erection upon said premises; (5) comply with all requirements of law or municipal ordinances with respect to the premises and the use thereof; (6) make no material alterations in said premises except as required by law or municipal ordinance.

2.

Mortgagor shall pay before any penalty attaches all general taxes, and shall pay special taxes, special assessments, water charges, sewer service charges, and other charges against the premises when due, and shall, upon written request, furnish to the Mortgagee duplicate receipts therefor. To prevent default hereunder, Mortgagor shall pay in full under protest, in the manner provided by statute, any tax or assessment which Mortgagor may desire to contest.

3.

If, by the laws of the United States of America or of any state having jurisdiction in the premises, any tax is due or becomes due in respect of the issuance of the Notes hereby secured, the Mortgagor covenants and agrees to pay such tax in the manner required by any such law. The Mortgagor further covenants to hold harmless and agrees to indemnify the Mortgagee, and the Mortgagee’s successors or assigns, against any liability incurred by reason of the imposition of any tax on the issuance of the Notes secured hereby.

4.

The Mortgagor shall have such privilege of making prepayments on the principal of the Notes (in addition to the required payments) as may be provided in the Notes.

5.

Mortgagor shall keep all buildings and improvements now or hereafter situated on said premises insured against loss or damage by fire, lightning and windstorm under policies providing for payment by the insurance companies of moneys sufficient either to pay the cost of replacing or repairing the same or to pay in full the indebtedness secured hereby, all in companies satisfactory to the Mortgagee, under insurance policies payable, in case of loss or damage, to Mortgagee, such rights to be evidenced by the standard mortgage clause to be attached to each policy, and shall deliver all policies, including additional and renewal policies, to the Mortgagee, and in case of insurance about to expire, shall deliver renewal policies not less than ten days prior to the respective dates of expiration.

6.

In case of default therein, Mortgagee may, but need not, make any payment or perform any act hereinbefore required of Mortgagor in any form and manner deemed expedient, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said premises or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including attorney’s fees, and any other moneys advanced by Mortgagee to protect the mortgaged premises and the lien hereof, shall be so much additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the default rate set forth in the Notes. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to the Mortgagee on account of any default hereunder on the part of the Mortgagor.

7.

The Mortgagee making any payment hereby authorized relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

8.

Mortgagor shall pay each item of indebtedness herein mentioned, both principal and interest, when due according to the terms of the Notes. At the option of the Mortgagee and without notice to Mortgagor, all unpaid indebtedness secured by this mortgage shall, notwithstanding anything in the Notes or in this mortgage to the contrary, become due and payable (a) immediately in the case of default in making payment of any installment of principal or interest on the Notes, or (b) when default shall occur and continue for fifteen days in the performance of any other agreement of the Mortgagor herein contained.

9.

When the indebtedness hereby shall become due whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys’ fees, appraiser’s fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches, and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the premises. All expenditures and expenses of the nature in this paragraph mentioned shall become so much additional indebtedness secured hereby and immediately due and payable, with interest thereon at the default rate set forth in the Notes, when paid or incurred by Mortgagee in connection with (a) any proceeding, including probate and bankruptcy proceedings, to which the Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this mortgage or any indebtedness hereby secured; or (b) preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose whether or not actually commenced; or (c) preparations for the defense of any actual or threatened suit or proceeding which might affect the premises or the security hereof.

10.

The proceeds of any foreclosure sale of the premises shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in the preceding paragraph hereof; second, all other items which under the terms hereof constitute secured indebtedness additional to that evidenced by the Notes, with interest thereon as herein provided; third, all principal and interest remaining unpaid on the Notes; fourth, any overplus to Mortgagor, its heirs, legal representatives or assigns, as their rights may appear.

11.

Upon or any time after the filing of a complaint to foreclose this mortgage, the court in which such complaint is filed may appoint receiver of said premises. Such appointment may be made either before or after the sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the premises or whether the same shall be then occupied as a homestead or not, and the Mortgagee may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of said premises during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the premises during the whole of said period. The Court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of (1) the indebtedness secured hereby, or by any decree foreclosing this mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; and (2) the deficiency in case of a sale and deficiency.

12.

No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing same in an action at law upon the Notes secured hereby.

13.

The Mortgagee shall have the right to inspect the premises at all reasonable times and access thereto shall be permitted for that purpose.

14.

If the payment of said indebtedness or any part thereof be extended or varied or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by the Mortgagee, notwithstanding such extension, variation or release.

15.

Mortgagee shall release or cause to be released this mortgage and lien thereof in accordance with the terms of that certain Escrow Agreement dated April 5, 2010, by and among the Mortgagor, Mortgagee and Escrow Agent.

16.

This mortgage and all provisions hereof, shall extend to and be binding upon Mortgagor and all persons claiming under or through Mortgagor, and the word “Mortgagor” when used herein shall include all such persons and all persons liable for the payment of the indebtedness or any part thereof, whether or not such persons shall have executed the Notes or this mortgage. The word “Mortgagee” when used herein shall include the successors and assigns of the Mortgagee named herein and the holder or holders, from time to time, of the Notes secured hereby.

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